Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation in this Form 10-K of our reports dated March 30, 2009, on our audits of the financial statements of Intelligent Buying, Inc. as of December 31, 2008 and for the year ended December 31, 2008.

/s/ Paritz & Co.

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Hackensack, NJ

March 30, 2009